UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 20, 2017

(Date of earliest event reported)

NioCorp Developments Ltd.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115 Centennial, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 639-4647

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Lind Agreement Extension

As previously announced, on December 14, 2015, NioCorp Developments Ltd. (the “Company”) entered into a definitive convertible security funding agreement (the “Lind Agreement”) with an entity managed by The Lind Partners, a New York-based asset management firm (collectively with The Lind Partners, “Lind”). On March 20, 2017, the Company entered into an extension agreement with Lind (the “Lind Extension Agreement”) pursuant to which the Company and Lind agreed to extend for six (6) months the term of the Lind Agreement in relation to the term of first convertible security thereunder and clarify the 24 month term of the additional funding under the first convertible security.

Smith Extensions

On March 20, 2017, the Company extended the due date of Mark Smith’s previously announced 2015 Loan to the Company of $1 million by 12 months and the due date of Mr. Smith’s previously announced January 2017 Credit Facility by 6 months (collectively, the “Smith Extension Agreements”).

The above disclosure of the material terms of the Lind Extension Agreement and the Smith Extension Agreements are qualified in their entirety by the terms and conditions of such agreements which are filed as Exhibits 10.1-10.3 to this Current Report on Form 8-K and are hereby incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure regarding the Lind Extension Agreement and the Smith Extension Agreements contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure regarding the Lind Extension Agreement and the Smith Extension Agreements contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 9.01. Exhibits.

Exhibit	Description
10.1	Lind Extension Agreement
10.2	Smith 2015 Loan Extension Agreement
10.3	Smith 2017 Credit Facility Extension Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: March 23, 2017	By:	/s/ Neal Shah
Neal Shah
Chief Financial Officer